                                                                     EXHIBIT 4.7
                                                                     -----------

                                                                         ANNEX G


                 FORM OF STATEMENT OF DESIGNATION ESTABLISHING
                 SERIES B 8% CUMULATIVE CONVERTIBLE REDEEMABLE
                    PREFERRED STOCK OF POSITRON CORPORATION

                     STATEMENT OF DESIGNATION ESTABLISHING
        SERIES B 8% CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
                            OF POSITRON CORPORATION


To the Secretary of State of the State of Texas:

        Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and determining and fixing the relative rights and preferences thereof:

        A.   The name of the corporation is Positron Corporation (the
"Company").

        B. The following resolution, establishing and designating a series of shares and determining and fixing the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Company on July 9, 1996:

        RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Company by its Articles of Incorporation, as amended, there hereby is created, out of the 10,000,000 shares of preferred stock authorized in Article Four of its Articles of Incorporation, as amended, a series of 35,000 shares of Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of the Company, and the designation, amount and stated value of such series of Preferred Stock and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are set forth as follows:

        1.   Designation and Number of Shares. The designation of said series of
             ---------------------------------
preferred stock authorized by this resolution shall be "Series B 8% Cumulative Convertible Redeemable Preferred Stock" (the "Series B Preferred Stock") which shall consist of a maximum of 35,000 shares of such Series B Preferred Stock, $1.00 par value per share, which shall have the preferences, rights, qualifications, limitations, and restrictions set forth below.

        2.   Rank. All shares of the Series B Preferred Stock shall rank, both
             ----
as to payment of dividends and as to distributions of assets upon liquidation or winding up of the Company, whether voluntary or involuntary, (x) junior to the shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock of the Company that may from time to time be outstanding (the "Series A Preferred Stock") and (y) prior to (i) all of the Company's now or hereafter issued common stock, par value $.01 per share (the "Common Stock"), and (ii) all of the Company's hereafter issued capital stock ranking junior to the Series B Preferred Stock both as to payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, when and if issued (the Common Stock and any other capital stock being herein referred to as "Junior Stock").

        3.   Dividends.
             ---------

        (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, cumulative dividends out of funds legally available therefor, at the annual rate of $4.00 per share (the "Annual Dividend Rate") unless otherwise adjusted pursuant to paragraph (b) of this Section 3. Such dividends shall cumulate from the date issued and be paid when, as and if declared, quarterly on January 1, April 1, July 1, and October 1 each year commencing on October 1, 1996 (each of such dates being a "Series B Dividend Payment Date" and each period between such dates or the date of issue, if earlier, being a "Series B Dividend Period") to the shareholders of record of Series B Preferred Stock on the respective date, not exceeding 15 days preceding such Series B Dividend Payment Date, as shall be fixed for this purpose by the Board of Directors of the Company in advance of payment of each particular dividend. Dividend payments made with respect to shares of Series B Preferred Stock may be made, in the sole discretion of the Board of Directors of the Company, in cash or in additional fully paid and nonassessable shares of Series B Preferred Stock at a rate of one share of Series B Preferred Stock for each $50.00 of such dividend not paid in cash and the issuance of such additional shares (notwithstanding the amount of net proceeds received with respect to Fractional Series B Preferred Shares (as defined in subparagraph (b) described below) shall constitute full payment of such dividend. The amount of dividends payable on shares of Series B Preferred Stock for each Series B Dividend Period shall be computed by dividing by four the annual rate per share set forth in this subparagraph (a). The amount of dividends payable for the initial dividend period and any period shorter than a 90-day Series B Dividend Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months.

        (b) All dividends paid in additional shares of Series B Preferred Stock pursuant to subparagraph (a) shall be paid pro rata to the holders entitled thereto. The Company may, in its sole discretion, elect to issue certificates representing fractions of a share of Series B Preferred Stock (the "Fractional Series B Preferred Shares") on payment of any dividend for any Series B Dividend Period in additional shares of Series B Preferred Stock. Any such Fractional Series B Preferred Shares shall be rounded to the nearest 1/100th of a percent. The Company may, in its sole discretion, elect to pay cash in lieu of paying a Fractional Series B Preferred Share, such cash payment made in lieu of such Shares to be rounded to the nearest cent. All shares of Series B Preferred Stock which may be issued as a dividend with respect to the Series B Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable. Each Fractional Series B Preferred Share outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series B Preferred Stock pursuant to this Section 3.

        (c) Dividends on any share of Series B Preferred Stock issued as dividends on any share of Series B Preferred Stock shall be fully cumulative and shall accrue (whether or not declared) from the date of their original issuance. Accumulated unpaid dividends for any past Series B Preferred Dividend Periods may be declared by the Board of Directors of the Company and paid on any date fixed by the Board of Directors of the Company, whether or not a regular Series B Preferred Dividend Payment Date, to holders of record on the books of the Company on such record date as may be fixed by the

Board of Directors of the Company. Holders of Series B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends. No interest or sum of money in lieu of interest shall be payable in respect of any accumulated unpaid dividends.

        (b) No dividends or other distributions shall be declared, paid or set apart for payment on shares of Junior Stock or any other capital stock of the Company ranking junior as to dividends to the Series B Preferred Stock (the Junior Stock and any such other class or series of the Company's capital stock being herein referred to as "Junior Dividend Stock"), unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends on Junior Dividend Stock.

        (e) No payment on account of the purchase, redemption, retirement or other acquisition of shares of Junior Dividend Stock or any other class or series of the Company's capital stock ranking junior to the Series B Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (the Junior Stock and any other class or series of the Company's capital stock ranking junior to the Series B Preferred Stock as to such distributions being herein referred to as "Junior Liquidation Stock") shall be made for any period unless and until all accrued and unpaid dividends on the Series B Preferred Stock for all dividend payment periods ending on or before such payment for such Junior Dividend Stock or Junior Liquidation Stock (as hereinafter defined) shall have been paid or declared and set apart for payment.

        (f) No dividends or other distributions shall be declared, paid or set apart for payment on shares of any class or series of the Company's capital stock hereafter issued ranking, as to dividends, on a parity with the Series B Preferred Stock (any such class or series of the Company's capital stock being herein referred to as "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends on Parity Dividend Stock. No dividends may be paid on Parity Dividend Stock except on dates on which dividends are paid on the Series B Preferred Stock. All dividends paid or declared and set apart for payment on the Series B Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Series B Preferred Stock and the Parity Dividend Stock on any date shall in all cases bear to each other the same ratio that accrued and unpaid dividends to the date of payment of the Series B Preferred Stock and the Parity Dividend Stock bear to each other.

        (g) No payment on account of the purchase, redemption, retirement or other acquisition of shares of Parity Dividend Stock or any class or series of the Company's capital stock ranking on a parity with the Series B Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (any such class or series of the Company's capital stock being herein referred to as "Parity Liquidation Stock") shall be made, and, other than dividends to the extent permitted by the preceding paragraph, no distributions shall be declared, paid or set apart for payment on shares of Parity Dividend Stock or Parity Liquidation Stock, unless and until all accrued and unpaid dividends on the Series B Preferred Stock for all dividend payment periods ending on or before such payment for, or the payment date of such distributions on, such Parity Dividend Stock or Parity Liquidation Stock shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence shall not apply to the purchase or other acquisition of Parity Dividend Stock or Parity Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company hereafter adopted or (B) in exchange solely for Junior Stock.

        (h) Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

        4.   Liquidation Preference.
             ----------------------

        (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of Junior Stock, the holders of the Series B Preferred Stock shall be entitled to receive in immediately available funds $50.00 per share of Series B Preferred Stock, plus an amount equal to all dividends (whether or not authorized) accumulated and unpaid without interest thereon to the date of final distribution to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series B Preferred Stock shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any other shares of any class or series of Parity Liquidation Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other Parity Liquidation Stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other shares of Parity Liquidation Stock if all amounts payable thereon were paid in full.

        (b) Subject to the rights of the holders of shares of Parity Liquidation Stock, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

        (c) For purposes of this Section 4, neither the voluntary sale, lease, conveyance, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the Company, nor the consolidation or merger of the Company with or into one or more other corporations, shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the Company, unless such voluntary sale, lease, conveyance, exchange, or transfer shall be in connection with a plan of liquidation, dissolution, or winding up of the affairs of the Company.

     5.   Conversion.
          ----------

     (a)  Right of Conversion.  After the initial issuance of the Series B
          -------------------
Preferred Stock, each share of Series B Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the fifth business day prior to the date fixed for redemption of such shares as herein provided, into fully paid and nonassessable shares of Common Stock, at the rate of that number of shares of Common Stock for each full share of Series B Preferred Stock that is equal to $50.00 divided by the conversion price applicable per share of Common Stock, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Section 5. For purposes of this resolution, the "conversion price" applicable per share of Common Stock shall initially be equal to $2.00 and shall be adjusted from time to time in accordance with the provisions of this Section 5. Notwithstanding any provision contained herein to the contrary, in no event shall any Series B Preferred Stock be convertible prior to the date (the "Conversion Date") that the shareholders of the Company have approved an amendment to the Company's Articles of Incorporation which increases the amount of authorized shares of Common Stock by at least 2,500,000 shares.

     (b)  Conversion Procedures.  Any holder of shares of Series B Preferred
          ---------------------
Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series B preferred Stock at the office of the transfer agent for the Series B Preferred Stock, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by irrevocable written notice to the Company that the holder elects so to convert such shares of Series B Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

          Subject to Section 5(c) hereof, no payments or adjustments in respect of accumulated and unpaid dividends on shares of Series B Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Preferred Stock; provided, however, that to the extent the Board of Directors of the Company have declared prior to the date of conversion payment of any accumulated and unpaid dividends on shares of Series B Preferred Stock a holder of Series B Preferred Stock shall retain the right to receive such declared dividends notwithstanding the conversion of any shares of Series B Preferred Stock.

          The Company shall, as soon as practicable after such deposit of certificates evidencing shares of Series B Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series B Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as provided in
Section 5(d). Such conversion shall be deemed to have been made as of the date of such notice, compliance and surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

     (c)  Adjustment of Conversion Price.  The conversion price at which a share
          ------------------------------
of Series B Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

          (i) If the Company shall (A) pay a dividend or make a distribution on its stock in Common Stock or any security convertible into or exchangeable for Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, then the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the business day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of such securities that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series B Preferred Stock had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the business date next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the business date next following the effective date in the case of a subdivision, combination or reclassification. The provision of this subparagraph (i) shall not be applicable to any transaction for which an adjustment is otherwise provided under this Section 5(c).

          (ii) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subparagraph
(ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the conversion price shall be readjusted at time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          (iii) If the Company shall, at any time or from time to time after the date hereof, issue, or be deemed to have issued pursuant to the provisions of this subparagraph (iii), any additional shares of Common Stock at a price per share, before deduction of any discounts, commissions, fees and other expenses of issuance and marketing, which is less than the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) immediately prior to such issue, then the conversion price shall immediately be reduced in accordance with the following formula:

                             P
                             -
             C/1/ = C x (O + M)
                         -----
                        (  A  )

where:

       C/1/    =    the adjusted conversion price.
       C       =    the current conversion price.
       O       =    the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.
       P       =    the aggregate consideration received for the issuance of
                    such additional shares.
       M       =    the current market price per share of Common Stock on the
                    date of issuance of such additional shares.
       A       =    the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

For purposes of this subparagraph (iii), the issuance by the Company of warrants, options, or other rights to acquire Common Stock or any securities or instruments convertible directly into or exchangeable or exercisable for Common Stock (collectively, "Equity Securities"), other than Exempted Securities (as herein defined), shall be deemed to involve the immediate issuance by the Company of the maximum number of shares of Common Stock issuable upon full exercise or conversion of such Equity Securities for a consideration equal to the minimum aggregate consideration receivable by the Company upon issuance of such Equity Securities and full conversion or exercise thereof, and the shares of Common Stock deemed to be so issued shall thereafter be deemed to be outstanding as long as the Equity Securities which provide the right to acquire such shares remains outstanding. Any direct or indirect reduction in the exercise or conversion price of outstanding Equity Securities shall be deemed a new issuance of such Equity Securities to the extent of such reduction. However, in the event that any Equity Securities have been issued by the Company which have resulted in an adjustment in the conversion price pursuant to this subparagraph (iii), and such Equity Securities have not been exercised prior to the expiration of such Equity Securities, then the conversion price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the conversion price made pursuant to the provisions of this subparagraph (iii) after the issuance of such Equity Securities) had the adjustment of the conversion price made upon the issuance of such Equity Securities been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such Equity Securities actually exercised. For purposes of this subparagraph (iii), if shares are issued for consideration all or part of which is other than cash, the amount of such non-cash consideration shall be deemed to be the value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). The provisions of this subparagraph (iii) shall not be applicable to any issuance for which an adjustment is otherwise provided under Section 5(c) or to any issuance of Common Stock upon actual exercise or actual conversion of any Equity Securities if the conversion price was fully and properly adjusted at the time such Equity Securities were issued (or, if no such adjustment was required hereunder). The term "Exempted Securities" means (A) the Common Stock issuable upon the conversion of the Series A Preferred Stock that from time to time may be outstanding, including any Series A Preferred Stock that may be issued after July 8, 1996, (B) the Common Stock issuable upon the exercise of the Redeemable Common Stock Purchase Warrants (the "Warrants") offered by the Company in connection with the Series A Preferred Stock, (C) the Common Stock issuable upon the exercise of the Warrants issued to Josephthal Lyon & Ross Incorporated pursuant to that certain letter dated February 23, 1996, (D) the Common Stock issuable upon the exercise of the warrants issued to Spencer Trask Securities Incorporated pursuant to that certain Placement Agency Agreement dated February 13, 1996, (E) Series A Preferred Stock that from time to time may be outstanding, including any Series A Preferred Stock that may be issued after July 8, 1996, (F) the Common Stock issuable pursuant to the conversion or exercise of all Equity Securities outstanding prior to July 8, 1996, (G) the Common stock issuable upon the exercise of that certain warrant to purchase 67,500 shares of Common Stock to be issued to Uro-Tech, Ltd. in connection with the modification of the terms and provisions of its outstanding loan to the Company, (H) the issuance of sale of Common Stock upon the exercise of options granted pursuant to any of the Company's stock option plans in effect as of July 8, 1996, whether of not such options are outstanding as of such date, (I) the Common Stock issuable upon the conversion of the Series B Preferred Stock that from time to time may be outstanding, (J) the Series B Preferred Stock issued by the Company pursuant to
Section 3, and (K) the Common Stock Warrant being offered by the Company in connection with the Series B Preferred Stock and the Common Stock issuable upon the exercise thereof.

          (iv) Subject to the last sentence of this subparagraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 5(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 5(c)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) for this Section 5(c)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 5(c). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 5(c), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distributing or to exchange such Rights," the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this
Section 5(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this section 5(c)).

          (v) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding any such cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section (5(c)) of the Common Stock on the Trading Day (as defined in Section 5(h)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

        (vi) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the Trading Day (as defined in Section 5(h)) next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the accceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 5(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

        (vii)   For the purpose of any computation under subparagraph (ii),
(iii), (iv) and (v) of this Section 5(c), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 5(h)) for the five consecutive Trading Days prior to and including the date in question; provided, however,
                                                          --------  -------
that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or
(vi) above ("Other Event") occurs after the third Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (3) if the "ex" date of any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (1) and (2) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (4) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 5(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock. For the purpose of any computation under subparagraph (vi) of this Section 5(c), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two succeeding Trading Days; provided, however, that if the "ex"
                                          --------  -------
date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above occurs after the Expiration Time for the tender or exchange offer requiring such computation and or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

          (viii) The Company may make such reductions in the conversion price, in addition to those required by subparagraphs (i), (ii), (iii), (iv), (v) and
(vi) of this Section 5(c), as it considers to be advisable to avoid or diminish an income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the

Company shall mail to holders of record of the Series B Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

          (ix) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of
                  --------  -------
this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (x)    Whenever the conversion price is adjusted as herein provided:


                 (1) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Company's independent auditors setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series B Preferred Stock; and

                 (2) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Company to all record holders of shares of Series B Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Company.

     (d)  No Fractional Shares.  No fractional shares of Common Stock shall be
          --------------------
issued upon conversion of Series B Preferred Stock. If more than one certificate evidencing shares of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is quoted on the Nasdaq National Market System, shall be the reported last sale price regular way on the Nasdaq National Market System, or so long as the Common Stock is traded on the over-the-counter market, shall be the closing bid regular way, at the close of business on the day of conversion).

     (e)  Reclassification, Consolidation, Merger or Sale of Assets.  In the
          ---------------------------------------------------------
event that the Company shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all of substantially all of the assets of the Company or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Company into which such share of Series B Preferred Stock could have been converted immediately prior to such transaction. The Company or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The above provisions shall similarly apply to successive transactions of the foregoing type.

     (f)  Reservation of Shares: Etc. From and after the Conversion Date, the
          --------------------------
Company shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock from time to time outstanding. From and after the Conversion Date, the Company shall from time to time, in accordance with the laws of the State of Texas, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series B Preferred Stock.

     (g)  Prior Notice of Certain Events. In case:
          ------------------------------

          (i) the Company shall (1) declare any divided (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of the then-outstanding shares of Common Stock; or

          (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

          (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the holders of record of the Series B Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Company, at least fifteen days prior to the later of the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     (h)  Definitions. The following definitions shall apply to terms used in
          -----------
this Section 5:

          (l) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the Nasdaq National Market System, or, if the common stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting services, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

          (2) "Trading Day" shall mean a day on which securities traded on the national securities exchange or quotation system or in the over-the-counter market used to determined the Closing Price.

     (i)  Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing
          ---------------------------------------
provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series B Preferred Stock was first designated, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this
Section 5. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Series B Preferred Stock.

     (j)  Certain Additional Rights. In case the Company shall, by dividend or
          -------------------------
otherwise, declare or make a distribution on its Common Stock referred to in
Section 5(c)(iv) or 5(c)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 5(c)(iv)), the holder of each share of Series B Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Series B Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose
              --------  -------
election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Company may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Company, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Series B Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Series B Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

     6.   Redemption.
          ----------

     (a)  Optional Redemption. The shares of Series B Preferred Stock may be
          -------------------
redeemed at the option of the Company, to the extent it has funds legally available for such redemption, at any time, in whole or in part, subsequent to the second anniversary of the Final Closing Date, at a redemption price per share, payable in cash, equal to $50.00 plus an amount equal to all accumulated and unpaid cash dividends thereon to the date of such redemption (the "Redemption Price"), whether or not declared. The Company shall, by written notice mailed at least 30 calendar days after the Final Closing Date, give notice to each holder of Series B Preferred Stock of the Final Closing Date.

     In the case of redemption of less than all of the then outstanding shares of Series B Preferred Stock, the Company shall effect such redemption pro rata. Notwithstanding the foregoing, the Company shall not redeem less than all of the shares of the Series B Preferred Stock at any time outstanding until all dividends accumulated and in arrears upon all shares of Series B Preferred Stock then outstanding for all dividend periods ending prior to the date of redemption been paid.

     (b)  Redemption Procedure. With respect to any redemption of shares of
          --------------------
Series B Preferred Stock provided for in this Section 6, a notice of redemption of shares of Series B Preferred Stock (the "Redemption Notice") shall be given by first-class mail, postage prepaid, mailed at least 30 calendar days prior to the specified redemption date to each holder of the shares of Series B Preferred Stock to be redeemed, at such holder's address as the same appears on the register of the Company for the Series B Preferred Stock, provided, however,
                                                          --------  -------
that such Redemption Notice may only be given if, for the 20 consecutive trading days preceding the notice, the closing price for the Company's Common Stock (if then listed on the Nasdaq National Market) or the closing bid for the Common Stock (if then trading on the over-the-counter market) is in excess of $2.00 per share, such $2.00 closing price or closing bid price to be proportionately adjusted if the Conversion Price is adjusted pursuant to Section 5 herein. Each Redemption Notice shall state and include (i) the Redemption Date, (ii) a statement either (A) that all of the holder's shares of Series B Preferred Stock are being redeemed or (B) the number of such shares to be redeemed from the holder (which number will be calculated based on the holder's pro rata ownership percentage of then outstanding shares of Series B Preferred Stock), (iii) the redemption price per share, and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

          (c) Any Redemption Notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the shares of Series B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.

          (d) On or after the Redemption Date as stated in the Redemption Notice, the holders of shares of Series B Preferred Stock which have been called for redemption shall surrender certificates representing such shares to the Company at its principal place of business or as otherwise stated in the

Redemption Notice, and thereupon the redemption price of such shares shall be paid by the Company in the manner specified in the Redemption Notice to the person whose name appears on such certificate or certificates as the owner thereof. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. The Company may elect not to issue fractional shares or scrip representing fractions of shares of Series B Preferred Stock upon redemption of less than all shares of Series B Preferred Stock. Instead of any fractional interest in a share of Series B Preferred Stock that would otherwise be deliverable upon the redemption of less than all shares of Series B Preferred Stock, the Company may elect to pay to the holder of such share an amount in cash based upon $50.00 plus accumulated dividends.

          (e) Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Redemption Price to the holders of the Series B Preferred Stock, then, notwithstanding that the certificates representing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accumulate after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Company, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the Series B Preferred Stock which were to be redeemed, then Section 7 shall apply and the certificates representing shares not redeemed pursuant to Section 7 shall be deemed not to be surrendered, such shares shall remain outstanding, the right of the holder to receive payment of the Redemption Price for such shares shall terminate, and the right of holders of Series B Preferred Stock thereafter shall continue to be only those of a holder of shares of the Series B Preferred Stock.

     7.   Partial Payments. Upon an optional redemption by the Company, if at
          ----------------
any time the Company does not pay amounts sufficient to redeem all shares of Series B Preferred Stock, then such funds which are paid shall be applied to redeem such shares of Series B Preferred Stock pro rata.

     8.   Shares to Be Retired. All shares of Series B Preferred Stock which
          --------------------
shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of preferred stock of the Company, without designation as to class or series.

     9.   Voting Rights.
          -------------

     (a) So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the articles of incorporation of the Company, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the Series B Preferred Stock (each such share being entitled to one vote), at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose shall be necessary for effecting or validating:

          (i) Any amendment, alteration or repeal of any of the provisions of the articles of incorporation or bylaws of the Company or this Statement of Designation that adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock; provided, however, that the
                                             --------  -------
amendment of the provisions of the articles of incorporation of the Company so as to authorize or create or to increase the authorized amount of any Parity Stock or any Junior Stock, (a) shall not be deemed to adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Stock and (b) shall not in any case require a separate vote of the holders of Series B Preferred Stock; or


          (ii) A share exchange that affects the Series B Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, or the voluntary sale, lease, conveyance, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the Company; or

          (iii) Except for the Series A Preferred Stock, the authorization or creation of any shares of any class of any security convertible into shares of any class ranking prior to or on parity with the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends;


provided, however, that no such vote of the holders of Series B Preferred Stock
--------  -------
shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible security is to be made, as the case may be, provision in made for the redemption of all shares of Series B Preferred Stock at the time outstanding in accordance with the terms hereof.

     FURTHER RESOLVED, that the form, terms and provisions of the Statement of Designation Establishing the Series B 8% Cumulative Convertible Redeemable Preferred Stock of Positron Corporation, in the form reviewed by the directors together with such changes therein as may be approved by the Chairman, President, or any Vice President executing and filing with the Secretary of State of the State of Texas such Designation, such approval to be conclusively evidenced by the execution thereof by such officer, be and the same hereby is in all respects approved and adopted, and the Chairman, President or any Vice President of this Company be, and each of them acting individually, is hereby authorized to execute and file with the Secretary of State of the State of Texas, in the name and on behalf of this Company, such Statement of Designation;


                                        POSITRON CORPORATION



Dated: July 10, 1996                    By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________